Registration No. ________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933


                             1st SOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

         Indiana                                             35-1068133
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)


              100 North Michigan Street, South Bend, Indiana 46601
                    (Address of Principal Executive Offices)

         1st SOURCE CORPORATION EMPLOYEES' PROFIT SHARING PLAN AND TRUST
                            (Full title of the plan)

                                Larry E. Lentych
                             1st Source Corporation
                            100 North Michigan Street
                            South Bend, Indiana 46601
                     (Name and address of agent for service)


                                 (219) 235-2702
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                          Proposed          Proposed
Title of Each Class                       Maximum           Maximum
  of Securities        Amount             Offering          Aggregate        Amount of
      to be             to be             Price Per         Offering       Registration
   Registered         Registered            Share  (1)      Price  (1)          Fee
---------------------------------------------------------------------------------------
Common Stock,
without par value    1,000,000 Shares (2)   $21.505 (3)    $21,505,000.00 (3) $5,376.00

---------------------------------------------------------------------------------------

     (1) Calculated pursuant to Rule 457(c) and (h), on June 22, 2001, the average of the high and low price of the registrant's Common Stock on the NASDAQ National Market System was $21.505.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein, plus such indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

     (3)  Estimated solely for the purpose of calculating the registration fee.

                     INCORPORATION OF DOCUMENTS BY REFERENCE
                         TO PRIOR REGISTRATION STATEMENT

     This Registration statement is filed for the purpose of registering 1,000,000 additional shares of Common Stock by 1st Source Corporation (the "Registrant") for use in connection with the 1st Source Corporation Employees' Profit Sharing Plan and Trust. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 33-8840, filed on September 18, 1986.

Item 8.        Exhibits.

     Exhibits filed with this Registration Statement are listed following the signature page.

                                   SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, and the State of Indiana, on this 29th day of June, 2001 .

                                     1st SOURCE CORPORATION
                                     (Registrant)


                                     By: /s/ Thomas Flournoy
                                        ----------------------------------------
                                           Thomas Flournoy, Controller


Each person whose signature  appears below authorizes John B. Griffith and Larry
E. Lentych, and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints John B. Griffith and Larry E. Lentych, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                Title                              Date
           ---------                -----                              ----

/s/ Christopher J. Murphy III                                      June 29, 2001
---------------------------------   Chairman of the Board
Christopher J. Murphy III           and a Director
                                    (Principal Executive Officer)

---------------------------------   Executive Vice President
Wellington D. Jones III             and a Director

/s/ John B. Griffith                                               June 29, 2001
---------------------------------   Secretary
John B. Griffith


---------------------------------   Treasurer & CFO (Principal
Larry E. Lentych                    Accounting and Financial Officer)

/s/ Reverend E. William Beauchamp                                  June 29, 2001
---------------------------------   Director
Reverend E. William Beauchamp

           Signature                Title                              Date
           ---------                -----                              ----

/s/ Daniel B. Fitzpatrick                                          June 29, 2001
---------------------------------   Director
Daniel B. Fitzpatrick


---------------------------------   Director
Lawrence E. Hiler


---------------------------------   Director
William P. Johnson

/s/ Rex Martin                                                     June 29, 2001
---------------------------------   Director
Rex Martin


---------------------------------   Director
Dane A. Miller


---------------------------------   Director
Timothy K. Ozark

/s/ Richard J. Pfeil                                               June 29, 2001
---------------------------------   Director
Richard J. Pfeil

/s/ Claire C. Skinner                                              June 29, 2001
---------------------------------   Director
Claire C. Skinner



The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on this 29th day of June, 2001.


                                    1st SOURCE CORPORATION EMPLOYEES'
                                    PROFIT SHARING PLAN AND TRUST
                                      (Plan)


                                    By:  /s/ Dan L. Craft
                                        ---------------------------------------
                                            (Officer)
                                           1st Source Bank, Plan Administrator

                                  EXHIBIT LIST


NUMBER    DOCUMENT                                                      PAGE NO.
------    --------                                                      --------

4(a).     Articles  of  Incorporation  of 1st  Source as  amended
          April 30, 1996,  filed as an exhibit to Form 10-K dated
          December  31,   1996,   and   incorporated   herein  by
          reference.

4(b). By-Laws of 1st Source, as amended April 19, 1993, and filed as an exhibit to Form 10-K dated December 31, 1993, and incorporated herein by reference.

4(c).     Form of Stock  Certificate,  for  share  of 1st  Source
          Common  Stock,  filed  as an  exhibit  to  Registration
          Statement   2-40481,   and   incorporated   herein   by
          reference.

4(d)(1). Form of Company's Employees' Profit Sharing Plan and Trust Agreement dated January 1, 1989, and amendment to the Company's Profit Sharing Plan and Trust Agreement dated April 1, 1994, filed as exhibit to Form 10-K dated December 31, 1994, and incorporated herein by reference.

4(d)(2). An amendment to 1st Source Corporation Employees' Profit Sharing Plan and Trust Agreement dated September 30, 1996, and filed as exhibit to Form 10-K dated
          December  31,   1996,   and   incorporated   herein  by
          reference.

4(d)(3).  An   amendment to 1st  Source   Corporation  Employees'
          Profit Sharing Plan and Trust Agreement  dated July 20,
          1999,  and filed as exhibit to Form 10-K dated December
          31, 1999, and incorporated herein by reference.

4(d)(4). An amendment to 1st Source Corporation Employees' Profit Sharing Plan and Trust Agreement dated December 29, 2000, and filed as exhibit to Form 10-K dated December 31, 2000, and incorporated herein by reference.

5(a).     Opinion of Counsel  with respect to the legality of the
          securities registered hereby.                                  7

5(b). Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal
          Revenue Code (1).

23(a)(1). Consent of Ernst & Young LLP.                                  8

23(a)(2). Consent of PricewaterhouseCoopers LLP.                         9

23(b).    Consent of Counsel is included in Exhibit 5(a).





(1) The Registrant undertakes that the Registrant has submitted or will submit the 1st Source Corporation Employees' Profit Sharing Plan and Trust and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.